As filed with the Securities and Exchange Commission on April 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Scienture Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	5122	46-3673928
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(800) 261-0281

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Surendra Ajjarapu

Chief Executive Officer

Scienture Holdings, Inc.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(800) 261-0281

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen
Louis D. Kern
Dykema Gossett PLLC
111 E Kilbourn Ave, Suite 1050

Milwaukee, Wisconsin 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 4, 2025

SCIENTURE HOLDINGS, INC.

2,643,421 SHARES OF COMMON STOCK

This prospectus relates to the resale from time to time of up to 2,643,421 shares of common stock, par value $0.00001, of Scienture Holdings, Inc. (f/k/a TRxADE HEALTH, INC.), a Delaware corporation (“we,” “us,” “our,” or the “Company”), by Arena Finance Markets, LP (“Arena Finance”) and Arena Special Opportunities Partners III, LP (“ASOP” and, together with Arena Finance, the “Selling Stockholders”).

We are registering the resale of up to 2,643,421 shares of common stock issuable upon the conversion of secured convertible debentures (the “First Closing Debentures”) that we issued to the Selling Stockholders pursuant to that certain Securities Purchase Agreement, dated as of November 22, 2024 (the “Securities Purchase Agreement”) by and among the Company, the Selling Stockholders, and Arena Business Solutions Global SPC II, Ltd (“Arena Global” and together with the Selling Stockholders, the “Arena Investors”). See the sections entitled “Prospectus Summary – The Arena Transactions” and “Description of Securities Purchase Agreement and Debentures” for a description of the terms and conditions of the Securities Purchase Agreement and the First Closing Debentures.

The prices at which the Selling Stockholders may resell the shares offered hereby will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. However, we may receive up to $12,000,000 in aggregate gross proceeds from the issuance of original issue discount secured convertible debentures under the Security Purchase Agreement of which received approximately $3,000,000 of gross proceeds in connection with the issuance of the First Closing Debentures.

The Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of common stock in the section titled “Plan of Distribution” on page 15 of this prospectus.

Each Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the resale of their shares of common stock hereunder.

We will pay the expenses incurred in registering the securities covered by this prospectus, including legal and accounting fees. To the extent the Selling Stockholders decide to sell their shares of common stock we will not control or determine the price at which the shares are sold.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SCNX”. The last reported sale price of our common stock on Nasdaq on April 3, 2025, was $1.04 per share. We urge prospective purchasers of our common stock to obtain current information about the market prices of the common stock.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 8 HEREIN, AS WELL AS OUR PERIODIC AND CURRENT REPORTS WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [●], 2024.

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ABOUT THIS PROSPECTUS

Scienture Holdings, Inc. and its consolidated subsidiaries are referred to herein as “Scienture,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the shares offered by them described in this prospectus. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated By Reference” before deciding to invest in our securities.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus before making an investment decision.

Neither we nor the Selling Stockholders are making an offer to sell our common stock in any jurisdiction where the offer or sale thereof is not permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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THE OFFERING

Common Stock Offered by the Selling Stockholders	Up to 2,643,421 shares of common stock.

Common Stock Outstanding Prior to this Offering	12,515,019 shares of common stock (as of April 4, 2025).

Common Stock Outstanding After this Offering	15,158,440 shares of common stock, assuming the full conversion of the First Closing Debentures.

Terms of the Offering	The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. For more information, see “Plan of Distribution.”

Use of Proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders.

We may receive up to $12,000,000 in aggregate gross proceeds under the Securities Purchase Agreement in connection with the issuance of secured convertible debentures to the Selling Stockholders after the date of this prospectus. We intend to use the proceeds from the sale of such secured convertible debentures for general corporate and working capital purposes. Our management will have broad discretion over the use of proceeds from the sale of our shares of common stock under the Securities Purchase Agreement.

For more information, see “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully read the section titled “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Market for the Common Stock	Our common stock is listed on Nasdaq under the symbol “SCNX”.

The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 12,515,019 shares of common stock outstanding as of April 4, 2025 and excludes:

●	190,242 shares of common stock issuable upon exercise of warrants (as of April 4, 2025);

●	1,575,900 shares of common stock issuable upon conversion of preferred stock (as of April 4, 2025); and

●	23,930 shares of common stock issuable upon exercise of options (as of April 4, 2025).

●	Up to 2,643,421 shares of common stock issuable conversion of the First Closing Debentures (as of April 4, 2025).

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CAUTIONARY NOTE REGARDING -LOOKING STATEMENTS

This Registration Statement contains statements that constitute forward-looking statements which are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Actual performance or results could differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	risks related to our history of operating losses and that our operations may not become profitable;

●	claims relating to alleged violations of intellectual property rights of others;

●	our ability to manage our growth;

●	regulatory and licensing requirement risks;

●	risks related to changes in the U.S. healthcare environment;

●	risks associated with the operations of our more established competitors;

●	our ability to respond to general economic conditions, including financial market volatility and disruption, elevated levels of inflation, and declining economic conditions in the United States;

●	changes in laws or regulations relating to our operations;

●	our growth strategy;

●	the actual number of shares convertible as a result of secured convertible debentures we will issue or sell under the Securities Purchase Agreement to the Selling Stockholders;

●	compliance with the continued listing requirements of Nasdaq;

●	risks relating to the liquidity and trading of our common stock;

●	our ability to raise financing in the future;

●	demand for our products and services may decline;

●	data security breaches, cyber-attacks or other network outages; and

●	other risks disclosed below under, and incorporated by reference in, “Risk Factors.”

The forward-looking statements contained in this Registration Statement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved.

We have based the forward-looking statements included in this Registration Statement on information available to us on the date of this Registration Statement, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements in this Registration Statement, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that you should consider in making your investment decision. Before investing in our common stock, you should read the entire prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

On July 25, 2024, we acquired a wholly-owned subsidiary, Scienture, LLC (f/k/a Scienture, Inc.) (“Scienture LLC”), which is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system and cardiovascular diseases. Scienture LLC is developing a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders. The intellectual property application process was initiated in November 2019 and the product development activities commenced in January 2020. Scienture LLC’s assets in development are across therapeutics areas and indications and cater to different market segments. Scienture LLC’s mission is to identify, develop and bring to market innovative technology-based products to address unmet medical needs. Its targeted portfolio consists of short term and long-term opportunities with efficient development, regulatory, and go to market strategies.

After our acquisition of Scienture LLC, we exist as a holding company owning all equity interests of Softell Inc. (f/k/a Trxade Inc.) (“Softell”), Integra Pharma Solutions, LLC d.b.a. Trxade Prime (“IPS”), Bonum Health, LLC, Bonum Health Inc., and Scienture LLC.

On September 20, 2024, we changed the legal name of the Company from “TRxADE HEALTH, Inc.” to “Scienture Holdings, Inc.”

On October 4, 2024, the Company and Softell Inc. (f/k/a Trxade, Inc.) (“Softell”) entered into an Assignment and Assumption of Membership Interests (the “IPS Assignment Agreement”), pursuant to which the Company transferred, and Softell accepted, 100% of the membership interests of IPS. As a result, IPS is now a wholly-owned subsidiary of Softell. During the year ended December 31, 2023 and a portion of the quarter ended March 31, 2024, Softell, operated a web-based market platform that enabled commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services. Softell’s current primary operations are conducted through IPS, a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS’ customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

Bonum Health, LLC was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in February 2020; however, the Company does not anticipate installations moving forward.

The Company is in the process of determining a divestment and winddown plan for Softell and IPS. On January 25, 2025, the Company’s Board of Directors approved the preparation of a divestment and winddown plan for the winddown of each of Softell, IPS, Bonum Health, Inc., and Bonum Health, LLC.

Scienture LLC is a New York based branded, specialty pharmaceutical research company which is engaged in the research and development of branded pharmaceutical products. The intellectual property application process was initiated in November 2019 and the product development activities commenced in January 2020. Scienture LLC also plans to foray into commercialization of innovative and branded pharmaceutical products in the US market. Scienture LLC’s assets in development are across therapeutics areas and indications and cater to different market segments. Scienture LLC’s mission is to identify, develop and bring to market innovative technology-based products to address unmet medical needs. Its targeted portfolio consists of short term and long-term opportunities with efficient development, regulatory, and go to market strategies.

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Corporate Information

Our principal business address is 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 and our telephone number is (800) 261-0281. We maintain our corporate website at https://scienture.com. The reference to our website is intended to be an inactive textual reference only. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision. Our common stock is listed on Nasdaq under the symbol “SCNX”.

Status as a Public Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

The Arena Transactions

Debentures

On November 22, 2024, the Company entered into the Securities Purchase Agreement with the Selling Stockholders. Under the Securities Purchase Agreement, the Company will, among other things, issue 10% original issue discount secured convertible debentures (“Debentures”) in a principal amount of up to $12,222,222 million, divided into up to three separate tranches that are each subject to certain closing conditions. The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock.

The closing of the first tranche was consummated on November 25, 2024 (the “First Closing”) and the Company issued to the Arena Investors Debentures in an aggregate principal amount of $3,333,333 (the “First Closing Debentures”). The First Closing Debentures were sold to the Arena Investors for a purchase price of $3,000,000, representing an original issue discount of ten percent (10%).

The First Closing Debentures contain customary events of default. If an event of default occurs, until it is cured, the holder may increase the interest rate applicable to the First Closing Debentures to two percent (2%) per annum and accelerate the full indebtedness under the First Closing Debentures, in an amount equal to 125% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the First Closing Debentures, the First Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Arena Investors and, as applicable, any subsidiary’s obligations in respect of the First Closing Debentures until the First Closing Debentures are paid in full.

The Company also agreed, pursuant to a Registration Rights Agreement, dated November 25, 2024 (the “Registration Rights Agreement”), with the Arena Investors to file with the SEC an initial registration statement within 45 days to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) in accordance with applicable SEC rules.

Under the Securities Purchase Agreement, a closing of a second tranche of secured convertible debentures (the “Second Closing Debentures”) may occur subject to the mutual written agreement of the Selling Stockholders and us and satisfaction of the closing conditions set forth in the Securities Purchase Agreement on the thirtieth (30th) day following the First Registration Effectiveness Date (as defined in the Securities Purchase Agreement) (or if such day is not a trading day, on the next succeeding trading day) in the event that, unless waived by the Selling Stockholders and the Company: (y) the median daily turnover of our Common Stock on its principal trading market for the twenty (20) consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed second closing must be greater than $100,000 and (z) the trading price of the Common Stock is not less than $2.43. The Second Closing Debentures would be sold to the Selling Stockholders for a purchase price of $4,000,000, representing an original issue discount of ten percent (10%). In connection with the closing of the second tranche, we will enter into a registration rights agreement pursuant to which we will agree to register the maximum number of shares of our common stock issuable under the Second Closing Debentures as shall be permitted with terms substantially similar as the terms provided in the Registration Rights Agreement. We also have agreed to reimburse the Selling Stockholders for their legal fees and expenses related to such second closing.

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Under the Securities Purchase Agreement, a closing of a third tranche of secured convertible debentures (the “Third Closing Debentures”) may occur subject to the mutual written agreement of the Selling Stockholders and us and satisfaction of the closing conditions set forth in the Securities Purchase Agreement on the thirtieth (30th) day following the Second Registration Effectiveness Date (as defined in the Securities Purchase Agreement) (or if such day is not a trading day, on the next succeeding trading day) in the event that, unless waived by the Selling Stockholders and the Company: (y) the median daily turnover of our Common Stock on its principal trading market for the twenty (20) consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed third closing must be greater than $100,000 and (z) the trading price of the Common Stock is not less than $2.43. The Second Closing Debentures would be sold to the Selling Stockholders for a purchase price of $4,000,000, representing an original issue discount of ten percent (10%). In connection with the closing of the third tranche, we will enter into a registration rights agreement pursuant to which we will agree to register the maximum number of shares of our common stock issuable under the Third Closing Debentures as shall be permitted with terms substantially similar as the terms provided in the Registration Rights Agreement. We also have agreed to reimburse the Selling Stockholders for their legal fees and expenses related to such third closing.

The Company agreed, pursuant to a Security Agreement, dated November 25, 2024 (the “Security Agreement”), to grant the Arena Investors a security interest in all of its assets to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures. In addition, the Company’s wholly-owned subsidiary, Scienture LLC, entered into a Guarantee Agreement, dated November 25, 2024 (the “Guarantee”), with the Arena Investors, pursuant to which it agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures.

The Securities Purchase Agreement, Debentures, Security Agreement, Guaranty Agreement, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Arena Investors represented to the Company, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Equity Line of Credit (“ELOC”)

On November 25, 2024, we entered into the a purchase agreement with Arena Global (the “ELOC Purchase Agreement”), pursuant to which we have the right, but not the obligation, to direct Arena Global to purchase up to $50,000,000 in shares of our common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement, which includes, but is not limited to, filing a registration statement with the SEC and registering the resale of any shares sold to Arena Global. The term of the ELOC Purchase Agreement began on the date of execution and ends on the earlier of (i) December 1, 2027, (ii) the date on which Arena Global shall have purchased the maximum amount of ELOC Shares, or (iii) the effective date of any written notice of termination delivered pursuant to the terms of the ELOC Purchase Agreement (the “Commitment Period”).

During the Commitment Period, the Company may direct Arena Global to purchase ELOC Shares by delivering a notice (an “Advance Notice”) to Arena Global. The Company shall, in its sole discretion, select the amount of ELOC Shares requested by the Company in each Advance Notice. However, such amount may not exceed the Maximum Advance Amount, which is calculated as follows:

(a)	if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to eighty percent (80%) of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $20,000,000;

(b)	if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of: (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $10,000,000;

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(c)	if the Advance Notice is received after 10:30 a.m. Eastern Time, but prior to 12:30 p.m. Eastern Time, the lower of: (i) an amount equal to twenty percent (20%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $5,000,000; and

(d)	if the Advance Notice is received after 12:30 p.m. Eastern Time but prior to 2:30 p.m. Eastern Time, the lower of: (i) an amount equal to ten percent (10%) of the average of the Daily Value Traded of our common stock on the ten (10) trading days immediately preceding an Advance Notice, or (ii) $2,500,000.

The purchase price to be paid by Arena Global for the ELOC Shares will be ninety-six percent (96%) of the VWAP (as defined in the ELOC Purchase Agreement) of the Company’s common stock during the trading day commencing on the date of the Advance Notice, subject to adjustment pursuant to the terms of the ELOC Purchase Agreement.

At any given time of any sale by us to Arena Global, we may not sell, and Arena Global may not purchase, ELOC Shares that would result in Arena Global owning more than 9.99% of our outstanding common stock upon such issuance (the “Beneficial Ownership Limitation”). Additionally, the Company must obtain shareholder approval to issue an aggregate number of shares of common stock to Arena Global, under the ELOC Purchase Agreement, in excess of 19.99% of the number of shares of common stock outstanding immediately prior to the execution of the ELOC Purchase Agreement prior to delivering any Advance Notices. For purposes of the foregoing, and the Beneficial Ownership Limitation, any additional shares issued pursuant to the terms of the Securities Purchase Agreement described below will be aggregated with the ELOC Shares, ELOC Commitment Fee Shares, and SPA Commitment Fee Shares.

In consideration for Arena Global’s execution and delivery of the ELOC Purchase Agreement, we agreed to issue to Arena Global, as a commitment fee: (i) 70,000 Initial Commitment Fee Shares and (ii) in two separate tranches, a number of Additional Commitment Fee Shares equal to (a) with respect to the first tranche, 500,000 divided by the simple average of the daily VWAP of our common stock during the five (5) trading days immediately preceding the effectiveness (the “Effectiveness Date”) of the initial registration statement on which the ELOC Commitment Fee Shares are registered (the “First Trance Price”) and (b) with respect to the second tranche, 500,000 divided by the simple average of the daily VWAP of our common stock during the five (5) trading days immediately preceding the two (2) month anniversary (the “Anniversary”) of the Effectiveness Date (the “Second Tranche Price”). The Additional Commitment Fee Shares shall be subject to a true-up after each issuance pursuant to the terms of the ELOC Purchase Agreement. We are registering up to 320,000 ELOC Commitment Fee Shares hereunder.

Under the ELOC Purchase Agreement we also agreed to, no later than ten (10) business days following the execution date, file with the SEC a registration statement for the resale by Arena Global of the ELOC Shares and the ELOC Commitment Fee Shares, and to file one or more additional registration statements if necessary. This registration statement on Form S-1 (“Registration Statement”) is being filed in order to satisfy our obligations under the ELOC Purchase Agreement related to registering for resale the ELOC Shares and the ELOC Commitment Fee Shares.

The ELOC Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Arena Global represented to us, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). We will sell the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. All of these risk factors are incorporated herein in their entirety. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. For more information, see “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

Risks Related to this Offering and Our Common Stock

It is not possible to predict the actual number of shares we will issue upon conversion of the First Closing Debentures.

The conversion price of the First Closing Debentures is based on the lowest daily volume weighted average price of our Common Stock during a specified period of time and is also subject to adjustment for certain security issuances by us deemed to be below the conversion price, all subject to a floor price of $1.62 per share. Accordingly, the number of shares of Common Stock issuable upon conversion of the First Closing Debentures cannot be determined at this time and may change over time.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of sales made by us in future transactions to the Selling Stockholders at prices lower than the prices they paid.

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The issuance of common stock to the Selling Stockholders may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholders could cause the price of our common stock to decline.

The number of shares of our Common Stock ultimately offered for resale by the Selling Stockholders under this prospectus is dependent upon the number of shares converted under the First Closing Debentures, and the number of First Closing Warrant Shares issued. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of shares to Selling Stockholders may cause the trading price of our Common Stock to decline.

We are registering for resale by the Selling Stockholders up to 2,572,016 shares of common stock issuable upon the conversion of the First Closing Debentures that we issued to the Selling Stockholders pursuant to the Securities Purchase Agreement. The number of shares of our common stock ultimately offered for resale by the Selling Stockholders under this prospectus is dependent upon the number of shares of common stock converted under the First Closing Debentures. Depending on a variety of factors, including market liquidity of our common stock, the issuance of shares to the Selling Stockholders may cause the trading price of our common stock to decline.

We may not be able to comply with Nasdaq’s continued listing standards.

There is no guarantee that we will be able to maintain our listing on Nasdaq for any period of time by perpetually satisfying Nasdaq’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from Nasdaq. At times, including during our 2023 and 2024 fiscal years, we have received deficiency notices from Nasdaq regarding our inability to comply with various of the continued listing rules (including stockholders’ equity requirements, publicly held share requirements, and timely filing requirements). For example, the Company received a written notice from the Listing Qualifications department of Nasdaq on January 3, 2025, indicating that the Company (i) was not in compliance with Nasdaq Listing Rule 5620(a), due to the Company not holding an annual meeting of stockholders in 2024 within one year of the Company’s 2023 fiscal year end and (ii) had until February 18, 2025, to submit a plan to regain compliance. We have taken steps to attempt to regain compliance with Nasdaq Listing Rule 5620(a), including by scheduling a 2024 annual meeting of stockholders for March 10, 2025, and filing a proxy statement for such meeting with the SEC on January 27, 2025, as amended on February 18, 2025.We timely submitted a plan to Nasdaq proposing to regain compliance by holding the 2024 annual meeting of stockholders on March 10, 2025. On February 24, 2025, Nasdaq notified us that it accepted our plan and determined to grant us an extension to regain compliance with Nasdaq Listing Rule 5620(a) until March 10, 2025, the date that we held the 2024 annual meeting of stockholders. On March 14, 2025, Nasdaq notified us that the Company is in compliance with Nasdaq Listing Rule 5620 and that the matter is closed.

Despite the Company regaining compliance with Nasdaq Listing Rule 5620, there can be no assurance that the Company will be able to maintain compliance with other Nasdaq listing criteria. If our common stock were to be delisted from Nasdaq, it would likely reduce the liquidity of our common stock, and, among other things, may decrease the attractiveness of our common stock to the investment community, and make it more difficult for us to issue equity securities for capital raising purposes or for acquisitions.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

We may receive up to an additional $9,000,000 in aggregate gross proceeds under the Securities Purchase Agreement in connection with future sales of secured convertible debentures to the Selling Stockholders from time to time after the date of this prospectus. We intend to use the proceeds from such future sales for cash for general corporate and working capital purposes. Our management will have broad discretion over the use of proceeds from the sale of our shares of common stock under the Securities Purchase Agreement.

Our expected use of net proceeds from the sale of our shares of common stock under the Securities Purchase Agreement represents our current intentions based upon our present plans and business condition. We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company.

As of the date of this prospectus, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received pursuant to the Securities Purchase Agreement, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing efforts, demand for our products, our operating costs and the other factors described under and incorporated by reference in “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from the sale of our shares of common stock under the Securities Purchase Agreement. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. In the event we do not obtain the entire amount pursuant to the Securities Purchase Agreement, we may attempt to obtain additional funds through other offerings of our securities or by borrowing funds.

SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the shares set forth below pursuant to this prospectus. When we refer to the Selling Stockholders in this prospectus, we refer to each entity listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the shares that may be offered from time to time by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares or other Company securities after the date on which they provided us with information regarding such securities. Moreover, the shares identified below include only the shares being registered for resale and may not incorporate all shares of common stock or other securities of the Company deemed to be beneficially held by the Selling Stockholders. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, the Selling Stockholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholders may sell all, some or none of the shares in this offering. See “Plan of Distribution.”

Other than as described below or elsewhere in this prospectus, the Selling Stockholders do not have any material relationship with us or any of our predecessors or affiliates.

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The number of shares of common stock beneficially owned by each Selling Stockholder is determined under rules promulgated by the SEC.

Name and address of Selling Stockholder	Number of Shares Owned Prior to the Offering(1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus(2)	Number of Shares Owned After Offering(3)	Percent of Shares Owned After Offering(3)

Arena Finance Markets, LP(4)	—	2,090,509	—	—
Arena Special Opportunities Partners III, LP(5)	—	481,507	—	—

(1)	The shares issuable upon conversion of the First Closing Debentures, upon the exercise of the First Closing Warrants and upon the exercise of the Arena Global Warrants are not included in the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” because they are subject to limitations on exercisability. Specifically, the First Closing Debentures are subject to a beneficial ownership limitation of 4.99%, subject to increase to 9.99% upon notice by the Selling Stockholders (the “Beneficial Ownership Cap”), which in each case restricts the Selling Stockholders from converting that portion of the debentures or exercising that portion of the warrants that would result in the Selling Stockholders and their affiliates owning, after conversion or exercise, as applicable, a number of shares of common stock in excess of the Beneficial Ownership Cap. The number of shares of the Company’s common stock that may be issued upon conversion of the First Closing Debentures, inclusive of the commitment fee shares and any additional shares issuable under and in respect of the Securities Purchase Agreement, may not exceed 19.99% (the “Exchange Cap”), unless the Company obtains the requisite stockholder approval for issuances in excess of the Exchange Cap.

(2)	Includes the following shares of common stock: (i) 2,090,509 shares issuable to Arena Finance upon conversion of First Closing Debentures and (ii) 481,507 shares issuable to ASOP upon conversion of First Closing Debentures. The number of shares set forth in this column does not reflect the application of the Beneficial Ownership Cap or the Exchange Cap.

(3)	Assumes that the Selling Stockholders will fully convert the First Closing Debentures into shares of common stock offered by them under this prospectus.

(4)	The principal business address for Arena Finance is 405 Lexington Ave, 59th Floor, New York, NY 10174. Dan Zwirn has voting and dispositive power over the shares owned by Arena Finance.

(5)	The principal business address for ASOP is 405 Lexington Ave, 59th Floor, New York, NY 10174. Dan Zwirn has voting and dispositive power over the shares owned by ASOP.

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DESCRIPTION OF SECURITIES PURCHASE AGREEMENT AND DEBENTURES

On November 22, 2024, the Company entered into the Securities Purchase Agreement with the Arena Investors. Under the Securities Purchase Agreement, the Company will issue Debentures in a principal amount of up to $12,222,222 million, divided into up to three separate tranches that are each subject to certain closing conditions. The conversion price per share of each Debenture is equal to 92.5% of the lowest daily VWAP (as defined in the Debentures) of the Company’s shares of common stock during the five trading day period ending on the trading day immediately prior to delivery or deemed delivery of the applicable Conversion Notice (as defined in the Debentures), subject to adjustments related to the trading price of the Company’s common stock.

The Company and the Arena Investors consummated the First Closing on November 25, 2024, when the Company issued to the Arena Investors the First Closing Debentures in an aggregate principal amount of $3,333,333. The First Closing Debentures were sold to the Arena Investors for a purchase price of $3,000,000, representing an original issue discount of ten percent (10%). More specifically, we issued (i) to ASOP a First Closing Debenture in the principal amount of $624,033.27 and (ii) to Arena Finance, a First Closing Debenture in the principal amount of $2,709,299.73. As consideration for the Arena Investors’ consummation of the First Closing, concurrently with the First Closing, the Company issued to each Arena Investor participating in the First Closing its pro rata portion of the 55,000 SPA Commitment Fee Shares. Furthermore, as consideration for the Arena Investors’ consummation of subsequent closings, the Company shall issue to the Arena Investors participating in such closing a certain number of Company common stock as agreed upon among the Company and the Arena Investors participating.

Each First Closing Debenture matures eighteen months from its date of issuance and bears interest at a rate of 10% per annum paid-in-kind (“PIK Interest”) unless there is an event of default under the applicable First Closing Debenture. The PIK Interest shall be added to the outstanding principal amount of the applicable First Closing Debenture on a monthly basis as additional principal obligations thereunder for all purposes thereof (including the accrual of interest thereon at the rates applicable to the principal amount generally). Each First Closing Debenture is convertible, at the option of the holder, at any time, into such number of shares of our Common Stock equal to the principal amount of such First Closing Debenture plus all accrued and unpaid interest at a conversion price equal to 92.5% of lowest daily volume weighted average price (VWAP) of our Common Stock during the five trading day period ending on such conversion date (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions, and subject to a floor price of $1.62.

The First Closing Debentures are redeemable by us at a redemption price equal to the sum of (i) 120% of the portion of the outstanding principal amount to be redeemed; (ii) accrued and unpaid interest, if any; and (iii) all liquidated damages and other amounts then due, if any. While the First Closing Debentures are outstanding, if we or any of our subsidiaries receive cash proceeds from the issuance of equity or indebtedness (other than the issuance of additional secured convertible debentures as contemplated by the Securities Purchase Agreement), in one or more financing transactions, whether publicly offered or privately arranged (including, without limitation, pursuant to the ELOC Purchase Agreement) we shall, within one (1) business day of our receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require us to immediately apply up to 30% of all proceeds received by us to repay the outstanding amounts owed under the First Closing Debentures.

The First Closing Debentures contain customary events of default. If an event of default occurs, until it is cured, the holder may increase the interest rate applicable to the First Closing Debentures to two percent (2%) per annum and accelerate the full indebtedness under the First Closing Debentures, in an amount equal to 125% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the First Closing Debentures, the First Closing Debentures prohibit the Company and, as applicable, its subsidiaries from incurring any new indebtedness that is not subordinated to the Arena Investors and, as applicable, any subsidiary’s obligations in respect of the First Closing Debentures until the First Closing Debentures are paid in full.

The Company agreed, pursuant to the Security Agreement, to grant the Arena Investors a security interest in all of its assets to secure the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures. In addition, the Company’s wholly-owned subsidiary, Scienture LLC, entered into the Guarantee Agreement, pursuant to which it agreed to guarantee the prompt payment, performance, and discharge in full of all of the Company’s obligations under the Debentures.

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The Company entered into the Registration Rights Agreement with the Selling Stockholders on November 22, 2024, to file with the SEC an initial registration statement within 30 days to register the maximum number of Registrable Securities (as defined in the Registration Rights Agreement) issuable under the First Closing Debentures as shall be permitted to be included thereon in accordance with applicable SEC rules and to have the registration statement declared effective by the SEC no later than the “First Registration Statement Effectiveness Date”, which is defined as the 60th calendar day following the First Closing Date (or, in the event of a “full review” by the SEC, no later than the 90th calendar day following the First Closing Date); provided, however, that if the registration statement will not be reviewed or is no longer subject to further review and comment, the First Registration Statement Effectiveness Date will be the fifth trading day following the date on which the Company is so notified if such date precedes the date otherwise required above. This registration statement is being filed in order to satisfy our obligations under the Registration Rights Agreement. In the event the number of shares available under this registration statement is insufficient to cover the securities issuable upon conversion or exercise of the First Closing Debentures, we are obligated to file one or more new registration statements until such time as all securities issuable upon conversion or exercise of the First Closing Debentures have been included in registration statements that have been declared effective and the prospectus contained therein is available for use by the Selling Stockholders.

Under the Securities Purchase Agreement, a closing of a second tranche of secured convertible debentures (the “Second Closing Debentures”) may occur subject to the mutual written agreement of the Selling Stockholders and us and satisfaction of the closing conditions set forth in the Securities Purchase Agreement on the thirtieth (30th) day following the First Registration Effectiveness Date (as defined in the Securities Purchase Agreement) (or if such day is not a trading day, on the next succeeding trading day) in the event that, unless waived by the Selling Stockholders and the Company: (y) the median daily turnover of our Common Stock on its principal trading market for the twenty (20) consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed second closing must be greater than $100,000 and (z) the trading price of the Common Stock is not less than $2.43. The Second Closing Debentures would be sold to the Selling Stockholders for a purchase price of $4,000,000, representing an original issue discount of ten percent (10%). In connection with the closing of the second tranche, we will enter into a registration rights agreement pursuant to which we will agree to register the maximum number of shares of our common stock issuable under the Second Closing Debentures as shall be permitted with terms substantially similar as the terms provided in the Registration Rights Agreement. We also have agreed to reimburse the Selling Stockholders for their legal fees and expenses related to such second closing.

Under the Securities Purchase Agreement, a closing of a third tranche of secured convertible debentures (the “Third Closing Debentures”) may occur subject to the mutual written agreement of the Selling Stockholders and us and satisfaction of the closing conditions set forth in the Securities Purchase Agreement on the thirtieth (30th) day following the Second Registration Effectiveness Date (as defined in the Securities Purchase Agreement) (or if such day is not a trading day, on the next succeeding trading day) in the event that, unless waived by the Selling Stockholders and the Company: (y) the median daily turnover of our Common Stock on its principal trading market for the twenty (20) consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed third closing must be greater than $100,000 and (z) the trading price of the Common Stock is not less than $2.43. The Second Closing Debentures would be sold to the Selling Stockholders for a purchase price of $4,000,000, representing an original issue discount of ten percent (10%). In connection with the closing of the third tranche, we will enter into a registration rights agreement pursuant to which we will agree to register the maximum number of shares of our common stock issuable under the Third Closing Debentures as shall be permitted with terms substantially similar as the terms provided in the Registration Rights Agreement. We also have agreed to reimburse the Selling Stockholders for their legal fees and expenses related to such third closing.

Without giving effect to the Exchange Cap or the Beneficial Ownership Cap discussed below, assuming we converted all of the First Closing Debentures into common stock at the floor price (assuming each of such First Closing Debentures was held to maturity), approximately 2,057,613 shares of the Company’s common stock would be issuable upon conversion (assuming that the Company elects to round up to the next whole share in lieu of paying a cash adjustment in relation to any fractional shares that would otherwise be issued in connection with conversion of the First Closing Debentures).

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The Securities Purchase Agreement prohibits us from entering into a Variable Rate Transaction (other than a transaction consummated pursuant to the ELOC Purchase Agreement) until such time as no Debentures remain outstanding. In addition, the Securities Purchase Agreement provides that from the (i) the First Registration Statement Effectiveness Date until 90 days after the First Registration Statement Effectiveness Date; (ii) the Second Registration Statement Effectiveness Date until 90 days after the Second Registration Statement Effectiveness Date; and (iii) the Third Registration Statement Effectiveness Date until 90 days after the Third Registration Statement Effectiveness Date, neither the Company nor any subsidiary may issue any common stock or common stock equivalents, except for certain exempted issuances (i.e., stock options, employee grants, shares issuable pursuant to outstanding securities, acquisitions and strategic transactions) and the ELOC Purchase Agreement.

Dawson James Securities, Inc. (“Dawson”) acted as placement agent in the Offering. In connection with the closing of the first tranche of the Offering, we paid a placement fee of $210,000 and expense reimbursement for Dawson’s legal fees of $40,000 to Dawson. Assuming closing of the Second Closing Debentures, a placement fee in an amount equal to $280,000 will be payable by us to Dawson. Assuming closing of the Third Closing Debentures, a placement fee in an amount equal to $280,000 will be payable by us to Dawson.

The Securities Purchase Agreement, Debentures, Security Agreement, Guaranty Agreement, and Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Arena Investors represented to the Company, that they are each an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

All shares of common stock registered in this offering which have been or may be issued or sold by us to the Arena Investors upon conversion of the Debentures are expected to be freely tradable. It is anticipated that the shares of common stock registered in this offering will be sold over a period of time starting on the date that the registration statement of which this prospectus is a part is declared effective. The sale by the Selling Stockholders of a significant amount of common stock registered in this offering could cause the market price of our common stock to decline and to be highly volatile.

The Selling Stockholders may resell all, some or none of the shares of common stock held by it at any time, or from time to time, in its discretion. Therefore, the issuance of common stock by the Company to the Selling Stockholders upon conversion of the Debentures may result in substantial dilution to the interests of other holders of common stock. In addition, if we issue common stock to the Selling Stockholders upon conversion of the Debentures, or if investors expect that we will do so, the actual issuance of common stock upon conversion of the Debentures or the mere existence of our arrangement with the Selling Stockholders may make it more difficult for us to sell securities in the future at a time and at a price that we might otherwise wish to effect such sales.

The foregoing summary of the Securities Purchase Agreement, Debentures, and Registration Rights Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, Debentures, and Registration Rights Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

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PLAN OF DISTRIBUTION

The Selling Stockholders, which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling the shares, unless they are contractually bound not to:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each Selling Stockholder is, and any broker-dealer or agent that is involved in selling the shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Compliance with the Exchange Act, including Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person.

DESCRIPTION OF cAPITAL sTOCK

The following summary describes the common stock of the Company, which common stock is registered pursuant to Section 12 of the Exchange Act. Only the Company’s common stock is registered under Section 12 of the Exchange Act.

The following description of our common stock is a summary and is qualified in its entirety by reference to our certificate of incorporation, as amended and our bylaws, as amended, which are incorporated by reference herein, and by applicable law. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to the Company and not to its subsidiaries.

Authorized Capitalization

The total number of authorized shares of our common stock is 100,000,000 shares, $0.00001 par value per share. The total number of authorized shares of our preferred stock is 10,000,000 shares, $0.00001 par value per share.

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Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Delaware law, our certificate of incorporation, as amended or bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our board of directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Listing. Our common stock is listed and traded on Nasdaq under the symbol “SCNX”.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law, our Certificate of Incorporation and Bylaws

Section 203 of Delaware General Corporation Law (DGCL) prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty five percent (85%) of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or

●	on or after such date, the business combination is approved by our board of directors and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above;

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●	any sale, transfer, pledge, or other disposition (in one transaction or a series) of ten percent (10%) or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, fifteen percent (15%) or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its Certificate of Incorporation. Our Certificate of Incorporation provides that we shall not be governed by Section 203 of DGCL and as a result, Section 203 of DGCL does not apply to us.

Our certificate of incorporation does not provide that our board of directors will be classified. As a result, a person can gain control of our board only by successfully engaging in a proxy contest at one annual meeting.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our bylaws require, that unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws of the Company; (d) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or bylaws of the Company; or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (or such indispensable parties consenting to the personal jurisdiction of the Court of Chancery within 10 days following any determination by the Court of Chancery that an indispensable party is not subject to such personal jurisdiction); provided that, if and only if the Court of Chancery of the State of Delaware dismisses any action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Notwithstanding any other provisions of law, the certificate of incorporation or the bylaws of the Company, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with the exclusive forum requirements in our certificate of incorporation. If any provision or provision of the exclusive forum requirements in our certificate of incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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As a result of the above, our certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We also note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act, creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer). Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer) believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Separately, pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Action by written consent

Any action required or permitted to be taken by our common stockholders may be effected by written consent of the stockholders having not less than the minimum percentage of the vote required by DGCL for the proposed corporate action.

Vacancies on the Board of Directors

Our bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our board of directors, vacancies on the board of directors arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum.

Amendment to Bylaws by Stockholders

Subject to certain limitations preventing amendments which decrease or diminish indemnification rights provided for in our bylaws, our bylaws provide that any amendment to such bylaws undertaken solely by our stockholders requires the affirmative vote of at least two-thirds in voting power of the outstanding shares of capital stock of the Company.

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CHANGE IN AUDITOR

Dismissal of MaloneBailey, LLP

On September 14, 2023, the Company dismissed MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm to audit the Company’s financial statements, effective as of such date. The dismissal of MaloneBailey was approved by the Audit Committee. MaloneBailey’s audit report on the Company’s financial statements for each of the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2023, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Engagement of CM3 Advisory

On September 14, 2023, the Company engaged CM3 Advisory as its new independent registered public accounting firm of the Company. The engagement of CM3 Advisory was approved by Audit Committee.

During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2023, neither the Company nor anyone on its behalf consulted with CM3 Advisory regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CM3 Advisory concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Dykema Gossett PLLC.

EXPERTS

The consolidated financial statements of Scienture Holdings, Inc. at December 31, 2024, and the consolidated financial statements of Scienture Holdings, Inc. at December 31, 2023, incorporated by reference in this prospectus have been audited by CM3 Advisory, an independent registered public accounting firm, as set forth in its reports thereon, appearing therein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The financial statements of Scienture, LLC at December 31, 2024, and December 31, 2023, incorporated by reference in this prospectus have been audited by Suri & Co., an independent registered public accounting firm, as set forth in its report thereon, appearing therein, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

information incorporated by reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 26, 2025;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed on June 26, 2024;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed on August 9, 2024;

●	our Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed on November 6, 2024;

●	our Definitive Information Statement on Schedule 14C filed on August 28, 2024;

●	our Definitive Information Statement on Schedule 14C filed on December 30, 2024;

●	our Definitive Proxy Statement on Schedule 14A filed on January 27, 2025;

●	our additional Definitive Proxy Materials filed with the SEC on February 18, 2025; and

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed on January 17, 2024; February 16, 2024; March 6, 2024; May 23, 2024; May 30, 2024; June 20, 2024; and July 9, 2024; July 31, 2024; September 24, 2024; October 8, 2024; October 11, 2024; November 26, 2024; January 8, 2025; and January 17, 2025.

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We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements and information statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. You may also access these documents, free of charge on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. Our website addresses is https://scienture.com. Information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

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INDEX TO FINANCIAL INFORMATION

Scienture, LLC (FKA Scienture, Inc.) Financial Statements

Scienture Holdings, Inc. (FKA TRxADE HEALTH, Inc.) Unaudited Pro Forma Financial Statements

F-1

Scienture Inc.

Balance Sheets

Unaudited

	June 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$114,210	$1,123,878
Accounts receivable	-	66,414
Other receivables	485	485
Total Current Assets	114,695	1,190,777
Operating lease, right of use asset	61,579	64,091
Total Assets	$176,274	$1,254,868

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$884,581	$107,175
Accrued expenses and other liabilities	1,198,822	332,211
Convertible notes	-	3,665,220
Operating lease liability	22,567	21,404
Total Current Liabilities	2,105,970	4,126,010
Long-term convertible notes, net of debt discount	1,734,661	1,625,117
Operating Lease Liability, non current	39,319	42,893
Development agreement liability	1,285,000	-
Total Liabilities	5,164,950	5,794,020

Commitments and contingencies (Refer Note 8)
Stockholders’ Deficit:
Preferred stock, $.0001 par value, 3,365,657 and 2,400,000 authorized, issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	337	240
Common stock, $0.0001 par value, 10,000,000 authorized, 5,000,000 issued and outstanding as of both June 30, 2024, and December 31, 2023	500	500
Additional paid-in capital	10,835,257	6,849,064
Accumulated deficit	(15,824,770)	(11,388,956)
Total stockholders’ deficit	(4,988,676)	(4,539,152)
Total Liabilities and Stockholders’ Deficit	$176,274	$1,254,868

F-2

Scienture Inc.

Statements of Operations and Comprehensive Loss

Unaudited

	Six Months Ended June 30,
	2024	2023
Revenue	$-	$800,000

Operating Expenses:
Research and development	1,520,947	946,435
General and administrative	1,413,893	267,236
Termination fee	1,285,000	-
Total operating expenses	4,219,840	1,213,671

Loss from Operations	(4,219,840)	(413,671)

Other Income (Expense)
Other income	11,931	18,304
Interest expense	(227,905)	(76,203)
Total other expense	(215,974)	(57,899)

Net Loss	$(4,435,814)	$(471,570)

Net loss per share - basic and diluted	$(0.89)	$(0.09)
Weighted-average shares used to compute net loss per share - diluted	5,000,000	5,000,000

F-3

Scienture Inc.

Statements of Stockholders’ Deficit

Unaudited

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2021	2,400,000	$240	4,850,000	$485	$6,111,783	$(5,439,589)	$672,919
Common stock issued for services	-	-	150,000	15	145,485	-	145,500
Stock-based compensation expenses	-	-	-	-	68,087	-	68,087
Net loss	-	-	-	-	-	(3,708,378)	(3,708,378)
Balance at December 31, 2022	2,400,000	$240	5,000,000	$500	$6,325,355	$(9,147,967)	$(2,821,872)
Stock-based compensation expense	-	-	-	-	39,724	-	39,724
Net loss	-	-	-	-	-	(471,570)	(471,570)
Balance at June 30, 2023	2,400,000	$240	5,000,000	$500	$6,365,079	$(9,619,537)	$(3,253,718)

Balance at December 31, 2023	2,400,000	$240	5,000,000	$500	$6,849,064	$(11,388,956)	$(4,539,152)
Conversion of notes into preferred stock	965,657	97	-	-	3,941,356	-	3,941,453
Stock-based compensation expense	-	-	-	-	44,837	-	44,837
Net loss	-	-	-	-	-	(4,435,814)	(4,435,814)
Balance at June 30, 2024	3,365,657	$337	5,000,000	$500	$10,835,257	$(15,824,770)	$(4,988,676)

F-4

Scienture Inc.

Statements of Cash Flows

Unaudited

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,435,814)	$(471,570)
Adjustments to reconcile Net loss to net cash used in operating activities:
Amortization of debt discount	109,544	-
Stock-based compensation expense	44,837	39,724
Changes in operating assets and liabilities:
Accounts receivable	66,414	(300,000)
Accounts payable	777,406	29,729
Accrued expenses and other liabilities	1,142,843	76,212
Development agreement liability	1,285,000	-
Operating lease liability, Net	102	-
Net cash used in operating activities	(1,009,668)	(625,905)

Cash flows from financing activities:
Proceeds from the issuance of convertible notes		400,000
Net cash used in financing activities	-	400,000

Net change in cash and cash equivalents	(1,009,668)	(225,905)
Cash and cash equivalents at beginning of period	1,123,878	604,813
Cash and cash equivalents at end of period	$114,210	$378,908

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Supplemental disclosure of non-cash financing activities:
Conversion of notes and accrued interest into preferred stock	$3,941,453	$-

F-5

Note 1 Organization Overview and Basis of Presentation

Nature of Operations

Scienture Inc. (“the Company”) is a pharmaceutical research company which is engaged in the research and development of branded pharmaceutical products. The IP application process of the company initiated in November 2019 and commenced the product development activities from January 2020. The Company also plans to foray into commercialization of innovative and branded pharmaceutical products in the US market.

The Company was incorporated in the state of Delaware in June 2019. The Company is headquartered in Hauppauge, New York, United States of America.

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying financial statements for the periods ending June 30, 2024 and 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. To the extent there are material differences between the Company’s estimates and the actual results, the Company’s future consolidated results of operation may be affected. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term convertible debt and warrants issued in connection with such debt;
●	accruals for estimated liabilities;
●	the valuation of stock-based compensation awards ; and
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Unaudited Interim Financial Information

The unaudited condensed consolidated interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

F-6

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2023.

Liquidity

The entity has just commenced operations and is expected to be funded by the stockholders for liquidity purposes. The liquidity position of the entity is also dependent on the fundings by the additional development partners.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholder’s equity that result from transactions and economic events other than those with stockholders. There was no difference between net loss and comprehensive loss presented in the financial statements for the six months ended June 30, 2024 and 2023.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents consist of amounts invested in money market funds and are stated at fair value.

Accounts Receivable

Accounts receivable consist of milestone payments due from development partners as a consideration for the rights granted for the commercialization of the products to be developed. The Company reviews its accounts receivable and provides allowances of specific amounts if collectability is no longer reasonably assured based on historical experience and specific collection issues. The allowance for doubtful accounts was $0 as of June 30, 2024 and December 31, 2023, respectively.

F-7

Revenue Recognition

Revenue is recognized when control of the promised services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services.

The Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale of service.

Exclusive License and Commercial Agreements

The Company entered into an exclusive license and commercial agreement with Kesin Pharma Corporation, a related party where the Company granted the exclusive license rights to commercialize SCN-102 in 2022 and SCN-104 in 2023 to Kesin (SCN-102 and SCN-104 are together referred to as “the Products”) for use in the United States of America. In consideration of the rights granted, the Company is in receipt of milestone payments and reimbursement of costs actually incurred related to the products. Revenue has been recognized when such development milestone events take place and the amounts are due to be received. The Company recognized $800,000 for the six months ended June 30, 2023, at the point when the development milestone events occurred.

In March 2024, the parties have terminated the agreement, and the parties agreed that, Scienture shall pay Kesin a total gross amount of $1,285,000 upon commercialization of product via a royalty arrangement.

This agreement also requires that if the full $1,285,00 has not been repaid within two years of the early of i) commercial launch or ii) 120 from FDA approval, then interest will accrue prospectively at a rate of 8% annually on unpaid balance. Accordingly, the Company recorded a $1,285,000 termination fee liability. As of the date of issue of financial statements, the entire amount is outstanding.

F-8

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term convertible debt approximate the fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. During the six months ended June 30, 2024, the Company had one development partner that accounted for the entire revenue recognized in the Statement of Comprehensive Loss.

Research & Development Expenses

Research and development costs are expensed in the period incurred in accordance with ASC 730. Research and development expenses consist of independent contractor costs , costs for outsourced analytical research and development activities, batch manufacturing cost and, advisory costs as a part of research, market research costs and other regulatory consulting costs.

F-9

Stock-Based Compensation

The Company’s stock-based compensation expense relates to stock options. Stock-based compensation expense for its stock-based awards is based on their grant date fair value. The Company estimates the fair value of stock option awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company has estimated volatility by reference to the historical volatilities of the Company and that of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an average of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

Net Loss per share

Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.

For the calculation of diluted net loss per share, basic net loss per share is adjusted by the effect of dilutive securities if any. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding and potential common stock outstanding, if dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive shares of common stock are not assumed to have been issued if their effect is anti-dilutive.

Accounting Pronouncements Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which requires additional operating segment disclosures in annual and interim consolidated financial statements. ASU 2023-07 is effective for annual periods beginning after December 15, 2023 and for interim periods beginning after December 15, 2024 on a retrospective basis, with early adoption permitted. The Company is evaluating the effect of adopting ASU 2023-07.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation and modifies other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a retrospective or prospective basis. The Company is evaluating the effect of adopting ASU 2023-09.

F-10

Note 3 Going Concern

The Company has a net loss of ($4,435,814) for the six months ended June 30, 2024 and stockholders’ deficit of ($4,988,676) as of June 30, 2024. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Note 4 Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	June 30,	December 31,
	2024	2023
Balances with banks	$116,107	$31,943
Money market securities(Highly liquid investments)	-	1,091,935
Total Cash and Cash Equivalents	$116,106	$1,123,878

Money market securities were considered a Level 1 financial instrument.

Note 5 Convertible Notes

The carrying value of the convertible notes approximate their fair value because of the short-term nature of these instruments. The convertible notes issued bear an interest at a rate of 8% per annum and certain notes issued prior to 2022 bear an interest at a rate of 2% per annum. As of December 31, 2023, there $3,665,220 in outstanding principal. All the short-term convertible notes matured during the period of December 2023. In March 2024, the Company had converted the outstanding principal of $3,665,220 and the accrued interest through the date of conversion amounting to $276,233 into an aggregate of 965,567 shares of preferred stock of the Company.

F-11

Note 6 Long-Term Convertible Debt, net of debt discount

In September 2023, the Company entered into a loan agreement with NVK Finance LLC, a Nebraska Limited Liability Company (‘NVK”) for $2,000,000. The Board Member of the Company has significant influence in the decision making in NVK and hence considered as a related party. The debt shall accrue interest at a per annum rate equal to Prime Rate plus 7 percent and the prime rates shall be adjusted quarterly commencing on December 2023. As of June 30, 2024 and December 31, 2023, the interest rate was 15.50%. The debt is collateralized by all of the Company’s receivables, cash and cash equivalents and the title in Intellectual Property Rights and all proceeds thereof. The principal is entirely repayable on the maturity date i.e. September 2025 and interest shall be paid monthly upon a Qualified Financing as defined in the Loan Agreement. Interest expense related to the debt amounted to $95,583 for the year ended December 31, 2023 and the principal amount is entirely outstanding as at December 31,2023. The outstanding balance under the NVK debt is convertible into common stock of the Company at a fully-diluted Company valuation of $60,000,000.

In connection with the NVK debt, the Company granted 509,014 warrants to purchase common stock. The fair value of the warrants was $444,260 using Black-Scholes option pricing model, which will be amortized to interest expense over the life of the notes. During the six months ended June 30, 2024, the Company amortized $109,544 of the debt discount to interest expense.

Long-term convertible debt, net of debt discount, consisted of the following:

	June 30,	December 31,
	2024	2023
Principal	$2,000,000	$2,000,000
Less: Unamortized debt discount	265,339	374,883
Long-term convertible notes, net of debt discount	$1,734,661	$1,625,117

Maturities of the outstanding notes are as follows:

Years Ending December 31
2024	$-
2025	2,000,000
$2,000,000

Note 7 Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 8 Commitment and Contingencies

The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

F-12

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

In August 2024, Kesin demanded immediate payment of the full amount under the Kesin Termination Agreement, alleging the full amount is payable in connection with the consummation Scienture’s business combination with the Company. Scienture has disputed that the amount is now payable, and the parties are in discussions to resolve the issue. There can be no assurance that an amicable resolution will be obtained. If Kesin brings a legal action, Scienture will vigorously defend it.

Note 9 Related Party Transactions

The Company had entered into an Exclusive and Commercial agreement with Kesin Pharma Corporation (“Kesin”), in which one of the company’s board member is the President and CEO, and had a significant influence in the decision making, which makes it a related party. Sales made to Kesin as a part of milestone structure for the six months ended June 30, 2024 and 2023 were $0 and $800,000, respectively. The Company terminated the agreement with Kesin in March 2024, and recorded a termination fee and related liability of $1,285,000 as of June 30, 2024.

The Company has leased its office from Saptalis Pharmaceuticals LLC (“Saptalis”) , in which one of the Company’s Director is the President and CEO. Lease payments made during the six months ended June 30, 2024 and 2023 are $14,440 and $0, respectively. The Company has also engaged Saptalis to provide development services and conduct testing and studies for the products under development by the Company. Expenses incurred towards such testing and studies which is included in the Research and Development Expenses in the Statement of Comprehensive Loss for the six months ended June 30, 2024 and 2023 amounted to $106,539 and $189,027, respectively.

During the six months ended June 30, 2023, a related party to a director issued a convertible note to the Company for $250,000.

In July 2024, officers of the company provided a short term promissory note to the Company for $265,000

Note 10 Scienture Inc. 2020 Stock Option and Grant Plan

The Stock Option and Grant Plan allows for the issuance of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”). ISOs may be granted only to the Company’s employees (including officers and directors who are also considered employees) and ex-employees. NSOs may be granted to the Company’s employees and service providers such as advisors etc. Options under the Stock Option and Grant Plan have a contractual term of not more than 10 years.

F-13

A summary of the Company’s stock option activity under the Plans is as follows:

	Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (Years)
Balance as of December 31, 2023	655,000	$0.90	7.56
Granted	142,199	1.13
Exercised	-	-
Cancelled and forfeited	-	-
Balance as of June 20, 2024	797,199	$0.94	6.21

Vested and exercisable as of June 30, 2024	499,089	$0.84	5.62

The weighted-average grant date fair value of options granted during the six months ended June 30, 2024 was $0.76 per share.

The Company recorded stock-based compensation expense in the Statement of Operations and Comprehensive Loss for the periods presented as follows:

	June 30,
	2024	2023
General and Administrative Expenses	$44,837	$39,724
Total stock-based compensation expense	$44,837	$39,724

Stock Option Valuation Assumptions

The fair value of each employee option grant was estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions for the periods indicated:

	June 30,
	2024	2023
Expected volatility	72%	65% - 75%
Risk-free interest rate	4.1% - 4.4%	0.5% - 3.5%
Expected term	5.7 - 6.1 years	5.9 - 6.0 years
Expected dividend	0%	0%

Note 11 Warrants

As of June 30, 2024, there were 509,014 warrants outstanding and exercisable with an exercise price of $0.01 per share. The warrants were granted in connection with the NVK debt (Refer - Note 6 - Long-Term Convertible Debt, net of debt discount).

F-14

Note 12 Net Loss per Share

Stock options to purchase 799,199 and 655,000 shares of common stock, warrants to purchase 509,014 and 0 common stock, convertible preferred stock and convertible notes to purchase 3,365,669 and 3,195,911 common stock and long-term convertible debt to purchase 0 and 3,350,000 shares common stock were outstanding at June 30, 2024 and 2023, respectively, that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

Note 13 Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in Operating lease, Right of Use asset, Operating Lease Liability (Current and Non-Current) in the Company’s balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate non-lease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has an operating lease for administrative office. The lease has remaining lease term around three years.

The components of lease expense were as follows:

	June 30,
	2024	2023
Operating lease costs
Amortization of ROU Assets	$2,152	$-
Interest on Lease Liabilities	$1,190	$-
Short term lease costs	$17,010	$-

F-15

Supplemental balance sheet information related to leases was as follows:

	June 30,	December 31,
	2024	2023
Operating Leases
Right of Use Assets	$61,579	$64,091

Short term Lease liabilities	$22,567	$21,404
Long term Lease liabilities	$39,319	$42,893
	$61,886	$64,297

Weighted Average Remaining Lease Term (in years)	2.33	2.83

Weighted Average Discount Rate	15.50%	15.50%

Note 14 Subsequent Events

In July 2024, the executives of the Company issued a short-term loan to Company for an aggregate amount of $250,000.

In July 2024, all of the unvested options per the Company’s Stock Option and Grant Plan became vested.

Business Combination

On July 25, 2024, Scienture, Inc. (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”) with MEDS, MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of MEDS (“Merger Sub I”) and MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of MEDS, and (ii) the Company merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity.

Management has evaluated subsequent events through August 15, 2024, the date the financial statements were available to be issued.

F-16

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Scienture Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Scienture Inc. (the “Company”) as of December 31, 2023 and 2022, the related statements of operations and comprehensive loss, statements of stockholders’ deficit and statements of cash flows, and the related notes collectively referred to as the “financial statements” for each of the two years in the period ended December 31, 2023. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America. We were appointed as the independent auditors of Scienture Inc. since 2022.

Matters related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs, it may be required to reduce the scope of its planned development. The company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Responsibilities of the Management for the Financial Statements

These financial statements are the responsibility of the Company’s management. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the financial statements and

(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

We have served as the Company’s auditors since 2022.

/s/ Suri & Co., Chartered Accountants

Date: July 31,2024

Place: Chennai, India

F-17

Scienture Inc.

Balance Sheets

	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$1,123,878	$604,813
Accounts receivable	66,414	-
Other receivables	485	485
Total Current Assets	1,190,777	605,298
Operating lease, right of use asset	64,091	-
Total Assets	$1,254,868	$605,298

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	107,175	393,676
Accrued expenses and other liabilities	332,211	83,494
Convertible notes	3,665,220	2,950,000
Operating lease liability	21,404	-
Total Current Liabilities	4,126,010	3,427,170
Long-term convertible debt, net of debt discount	1,625,117	-
Operating lease liability, non current	42,893	-
Total Liabilities	5,794,020	3,427,170

Commitments and contingencies (Refer Note 8)
Stockholders’ Deficit:
Preferred stock, $.0001 par value, 2,400,000 authorized, issued and outstanding	240	240
Common stock, $0.0001 par value, 10,000,000 authorized, 5,000,000 issued and outstanding	500	500
Additional paid-in capital	6,849,064	6,325,355
Accumulated deficit	(11,388,956)	(9,147,967)
Total stockholders’ deficit	(4,539,152)	(2,821,872)
Total Liabilities and Stockholders’ Deficit	$1,254,868	$605,298

F-18

Scienture Inc.

Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2023	2022

Net revenue	$800,000	$300,000

Operating Expenses:
Research and development	2,029,812	3,061,493
General and administrative expenses	719,398	880,110
Total operating expenses	2,749,210	3,941,603

Loss from Operations	(1,949,210)	(3,641,603)

Other Income (Expense)
Dividend income	2,401	-
Interest income (expense), net	(312,577)	(76,351)
Miscellaneous income	18,397	9,574
Total other expense	(291,779)	(66,777)

Net Loss	$(2,240,989)	$(3,708,378)

Net loss per share - basic and diluted	(0.45)	(0.74)
Weighted-average shares used to compute net loss per share - basic and diluted	5,000,000	5,000,000

F-19

Scienture Inc.

Statements of Stockholders’ Deficit

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2021	2,400,000	$240	4,850,000	$485	$6,111,783	$(5,439,589)	$672,919
Common stock issued for services	-	-	150,000	15	145,485	-	145,500
Stock-based compensation expenses	-	-	-	-	68,087	-	68,087
Net loss	-	-	-	-	-	(3,708,378)	(3,708,378)
Balance at December 31, 2022	2,400,000	240	5,000,000	500	6,325,355	(9,147,967)	(2,821,872)
Warrants issued in connection with long-term convertible debt	-	-	-	-	444,260	-	444,260
Stock-based compensation expenses	-	-	-	-	79,449	-	79,449
Net loss	-	-	-	-	-	(2,240,989)	(2,240,989)
Balance at December 31, 2023	2,400,000	$240	5,000,000.00	$500	$6,849,064	$(11,388,956)	$(4,539,152)

F-20

Scienture Inc.

Statements of Cash Flows

	Year Ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(2,240,989)	$(3,708,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	145,500
Amortization of debt discount	69,378	-
Stock-based compensation expenses	79,449	68,087
Changes in operating assets and liabilities:
Accounts payable	(286,501)	65,394
Accrued expenses and other liabilities	248,716	76,704
Operating lease liability, net	206	-
Accounts receivable	(66,414)	-
Net cash used in operating activities	(2,196,155)	(3,352,693)

Cash flows from financing activities:
Proceeds from the issuance of convertible notes	715,220	850,000
Proceeds from the issuance of long-term convertible debt	2,000,000	-
Net cash used in financing activities	2,715,220	850,000

Net change in cash and cash equivalents	519,065	(2,502,693)
Cash and cash equivalents at beginning of year	604,813	3,107,506
Cash and cash equivalents at end of year	$1,123,878	$604,813

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Supplemental disclosure of non-cash financing activities:
Warrants issued in connection with long-term convertible debt	$444,260	$-

F-21

Note 1 Organization Overview and Basis of Presentation

Nature of Operations

Scienture Inc. (“the Company”) is a pharmaceutical research company which is engaged in the research and development of branded pharmaceutical products. The IP application process of the company initiated in November 2019 and commenced the product development activities from January 2020. The Company also plans to foray into commercialization of innovative and branded pharmaceutical products in the US market.

The Company was incorporated in the state of Delaware in June 2019. The Company is headquartered in Hauppauge, New York, United States of America.

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying financial statements for the period ending December 31, 2023 and 2022 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. To the extent there are material differences between the Company’s estimates and the actual results, the Company’s future consolidated results of operation may be affected. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term convertible debt and warrants issued in connection with such debt;
●	accruals for estimated liabilities;
●	lease term
●	the valuation of stock-based compensation awards ; and
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Liquidity

The entity has just commenced operations and is expected to be funded by the stockholders for liquidity purposes. The liquidity position of the entity is also dependent on the fundings by the additional development partners.

F-22

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholder’s equity that result from transactions and economic events other than those with stockholders. There was no difference between net loss and comprehensive loss presented in the financial statements for the years ended December 31, 2023 and 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents consist of amounts invested in money market funds and are stated at fair value.

Accounts Receivable

Accounts receivable consist of milestone payments due from development partners as a consideration for the rights granted for the commercialization of the products to be developed. The Company reviews its accounts receivable and provides allowances of specific amounts if collectability is no longer reasonably assured based on historical experience and specific collection issues. The allowance for doubtful accounts was $0 as of December 31, 2023 and 2022, respectively.

(Refer – Note 14– Subsequent Events – Termination of Exclusive License and Commercial Agreement).

Revenue Recognition

Revenue is recognized when control of the promised services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services.

The Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services.

F-23

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale of service.

Exclusive License and Commercial Agreements

The Company entered into an exclusive license and commercial agreement with Kesin Pharma Corporation, a related party where the Company granted the exclusive license rights to commercialize SCN-102 in 2022 and SCN-104 in 2023 to Kesin (SCN-102 and SCN-104 are together referred to as “the Products”) for use in the United States of America. In consideration of the rights granted, the Company is in receipt of milestone payments and reimbursement of costs actually incurred related to the products. Revenue has been recognized when such development milestone events take place and the amounts are due to be received. The Company recognized $800,000 and $300,000, respectively, during the years ended December 31, 2023 and 2022 at the point when the development milestone events occurred. (Refer – Note 14– Subsequent Events – Termination of Exclusive License and Commercial Agreement).

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

F-24

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term convertible debt approximate the fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. During the years ended December 31, 2023, and 2022, the company had one development partner that accounted for the entire revenue recognized in the Statement of Comprehensive Loss.

Research & Development Expenses

Research and development costs are expensed in the period incurred in accordance with ASC 730. Research and development expenses consist of independent contractor costs , costs for outsourced analytical research and development activities, batch manufacturing cost and, advisory costs as a part of research, market research costs and other regulatory consulting costs.

Stock-Based Compensation

The Company’s stock-based compensation expense relates to stock options. Stock-based compensation expense for its stock-based awards is based on their grant date fair value. The fair values of stock-based compensations are recognized as compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest. The Company estimates the fair value of stock option awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company has estimated volatility by reference to the historical volatilities of the Company and that of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an average of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

F-25

Income Taxes

State Income Tax:

The Company is incorporated in Delaware and headquartered in New York where the state tax is 8.70% and 7.25% respectively. However, due to losses for the years ended December 31, 2023 and 2022, no provision on state income tax has been recognized.

Federal Income Tax:

The Company is a C Corporation for tax purposes, filing Form 1120 annually. Profits are not being passed through to owners. The company records income taxes pursuant to the liability method. The Company has a loss before tax of ($2,240,989) and ($3,708,378) for years ended December 31, 2023 and 2022 respectively. Therefore, no provision for federal income tax has been recognized.

Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are determined based on the differences between the financial statement and the tax basis of assets and liabilities. Realization of the future tax benefits related to the net deferred tax assets is dependent on many factors including the Company’s ability to generate taxable income. Management believes that, at a minimum, it is more likely than not that future taxable income may not be sufficient to realize the recorded assets.

The Company has recorded a deferred tax asset related to its net operating loss carryforwards, timing difference between written down value of assets, and unutilized R&D credit, which are expected to reduce future taxable income. The company has assessed the likelihood of realizing the deferred tax assets and determined that it is more likely than not that a portion of the assets may not be realized. Therefore, a valuation allowance has been created to account for 100% of the deferred tax assets to its expected realizable value.

The impact of the deferred tax assets and related valuation allowance on the Company’s financial statements is as follows:

	Year Ended December 31,
	2023	2022
Deferred Tax Assets
Net operating loss carryforwards	$3,173,840	$2,491,667
Research and development tax credits	6,635	2,705
Property and equipment and operating lease liability	49,220	53,960
Valuation allowance	(3,229,695)	(2,548,331)
Net deferred tax assets	$-	$-

F-26

Net Loss per share

Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.

For the calculation of diluted net loss per share, basic net loss per share is adjusted by the effect of dilutive securities if any. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding and potential common stock outstanding, if dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive shares of common stock are not assumed to have been issued if their effect is anti-dilutive.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the financial statements from the adoption of ASU 2016-13.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-2, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. In March 2019, the FASB issued ASU 2019-01, “Lease (842): Codification improvements.” This updated clarified that entities were exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for interim periods after the adoption of Accounting Standards Codification (“ASC”) 842.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. At its April 8, 2020, meeting, the FASB voted to defer the effective date for ASC 842 another year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted this new guidance effective January 1, 2022.

F-27

Accounting Pronouncements Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which requires additional operating segment disclosures in annual and interim consolidated financial statements. ASU 2023-07 is effective for annual periods beginning after December 15, 2023 and for interim periods beginning after December 15, 2024 on a retrospective basis, with early adoption permitted. The Company is evaluating the effect of adopting ASU 2023-07.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation and modifies other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a retrospective or prospective basis. The Company is evaluating the effect of adopting ASU 2023-09.

Note 3 Going Concern

The Company has a net loss of ($2,240,989) for the year ended December 31,2023 and stockholders’ deficit of ($4,539,152) as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

F-28

Note 4 Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	December 31,
	2023	2022
Balances with banks	$31,943	$604,813
Money market securities (Highly liquid investments)	1,091,935	-
Total Cash and Cash Equivalents	$1,123,878	$604,813

Money market securities were considered a Level 1 financial instrument.

Note 5 Convertible Notes

The carrying value of the convertible notes approximate their fair value because of the short-term nature of these instruments. The convertible notes issued bear an interest at a rate of 8% per annum and certain notes issued prior to 2022 bear an interest at a rate of 2% per annum. As of December 31, 2023 and 2022, there were $3,665,220 and $2,950,000 in outstanding principal. All such notes have matured on December 31,2023. Interest expenses recognized for the years ended December 31, 2023 and 2022 amounted to $152,423 and $76,705 respectively. (Refer – Note 14– Subsequent Events – Short-Term Convertible Notes)

Note 6 Long-Term Convertible Debt, net of debt discount

In September 2023, the Company entered into a loan agreement with NVK Finance LLC, a Nebraska Limited Liability Company (‘NVK”) for $2,000,000. The Board Member of the Company has significant influence in the decision making in NVK and hence considered as a related party. The debt shall accrue interest at a per annum rate equal to Prime Rate plus 7 percent and the prime rates shall be adjusted quarterly commencing on December 2023. As of December 31, 2023, the interest rate was 15.50%. The debt is collateralized by all of the Company’s receivables, cash and cash equivalents and the title in Intellectual Property Rights and all proceeds thereof. The principal is entirely repayable on the maturity date i.e. September 2025 and interest shall be paid monthly upon a Qualified Financing as defined in the Loan Agreement. Interest expense related to the debt amounted to $95,583 for the year ended December 31, 2023 and the principal amount is entirely outstanding as at December 31,2023. The outstanding balance under the NVK debt is convertible into common stock of the Company at a fully-diluted Company valuation of $60,000,000.

In connection with the NVK debt, the Company granted 509,014 warrants to purchase common stock. The fair value of the warrants was $444,260 using Black-Scholes option pricing model, which will be amortized to interest expense over the life of the notes. During the year ended December 31, 2023, the Company amortized $69,377 of the debt discount to interest expense. (Refer – Note 11– Warrants)

F-29

Long-term convertible debt, net of debt discount, consisted of the following:

	December 31,
	2023	2022
Principal	$2,000,000	$-
Less: Unamortized debt discount	374,883	-
Long-term convertible debt, net of debt discount	$1,625,117	$-

Maturities of the outstanding debt are as follows:

Years Ending December 31
2024	$-
2025	2,000,000
$2,000,000

Note 7 Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 8 Commitment and Contingencies

The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9 Related Party Transactions

The Company had entered into an Exclusive and Commercial agreement with Kesin Pharma Corporation (“Kesin”), in which one of the company’s board member is the President and CEO, and had a significant influence in the decision making, which makes it a related party. Sales made to Kesin as a part of milestone structure for the years ended December 31,2023 and 2022 amounted to $800,000 and $300,000 respectively.

The Company has leased its office from Saptalis Pharmaceuticals LLC (“Saptalis”) , in which one of the Company’s Director is the President and CEO. Lease payments made during the year ended December 31, 2023 and 2022 are $ 7200 and $0 respectively. The company has also engaged Saptalis to provide development services and conduct testing and studies for the products under development by the Company. Expenses incurred towards such testing and studies which is included in the Research and Development Expenses in the Statement of Comprehensive Loss for the year ended December 31, 2023 and December 31,2022 amounted to $355,124 and $647,566 respectively.

F-30

Relatives or related parties to directors purchased securities from the Company on the same terms as unrelated parties as set forth below:

Name of the Related Party	Nature of transaction	Transactions during the year ended December 31		Balances as at December 31
		2023	2022	2022	2023
Ms. Pushpa Shankar	Issue of Preferred Stock	$-	$-	$750,000	$750,000
Ms. Pushpa Shankar	Issue of Convertible notes	400,000	150,000	550,000	400,000
Ms. Yogita Desai	Issue of Preferred Stock	-	-	500,000	500,000
Ms. Yogita Desai	Issue of Convertible notes	-	-	100,000	100,000
Mr. Sandeep Gupta	Issue of Convertible notes	-	50,000	50,000	-
Total		$400,000	$200,000	$1,950,000	$1,750,000

Note 10 Scienture Inc. 2020 Stock Option and Grant Plan

The Stock Option and Grant Plan allows for the issuance of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”). ISOs may be granted only to the Company’s employees (including officers and directors who are also considered employees) and ex-employees. NSOs may be granted to the Company’s employees and service providers such as advisors etc. Options under the Stock Option and Grant Plan have a contractual term of not more than 10 years.

A summary of the Company’s stock option activity under the Plans is as follows:

	Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (Years)
Balance as of December 31, 2022	560,000	$0.83	7.95
Granted	185,000	1.13
Exercised	-	-
Cancelled and forfeited	(90,000)	-
Balance as of December 31, 2023	655,000	$0.90	7.56

Vested and exercisable as of December 31, 2023	410,065	$0.84	6.84

The weighted-average grant date fair value of options granted during the years ended December 31, 2023 and 2022 are $ 0.55 and $ 0.52 per share respectively.

F-31

The Company recorded stock-based compensation expense in the Statement of Operations and Comprehensive Loss for the periods presented as follows:

	December 31,
	2023	2022
General and Administrative Expenses	$79,449	$68,087
Total stock-based compensation expense	$79,449	$68,087

Stock Option Valuation Assumptions

The fair value of each employee option grant was estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions for the periods indicated:

	December 31,
	2023	2022
Expected volatility	65% - 75%	65% - 75%
Risk-free interest rate	0.5% - 3.5%	0.5% - 2.8%
Expected term	5.9 - 6.0 years	5.9 - 6.0 years
Expected dividend	0%	0%

Note 11 Warrants

As of December 31, 2023, there were 509,014 warrants outstanding and exercisable with an exercise price of $0.01 per share. The warrants were granted in connection with the NVK debt (Refer - Note 6 - Long-Term Convertible Debt, net of debt discount).

The following table summarizes the assumptions used to estimate the fair value of the outstanding warrants during the years ended December 31, 2023, and 2022:

	December 31,
	2023	2022
Expected dividend yield	0%	-
Weighted-average expected volatility	70.52%	-
Weighted-average risk-free interest rate	4.50%	-
Expected life of warrants	5 years	-

Note 12 Net Loss per Share

Stock options to purchase 655,000 and 560,000 common stock, warrants to purchase 509,014 and 0 common stock, convertible preferred stock and convertible notes to purchase 3,365,669 and 3,195,911 common stock and long-term convertible debt to purchase 9,529,683 and 0 common stock were outstanding at December 31, 2023 and 2022, respectively, that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

F-32

Note 13 Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in Operating lease, Right of Use asset, Operating Lease Liability (Current and Non-Current) in the Company’s balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate non-lease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has an operating lease for administrative office. The lease has remaining lease term around three years.

The components of lease expense were as follows:

	December 31,
	2023	2022
Operating lease costs
Amortization of ROU Assets	$5,025	$-
Interest on Lease Liabilities	$2,380	$-
Short term lease costs	$34,021	$32,677

Supplemental cash flow information related to leases was as follows:

	December 31,
	2023	2022
Cash paid for accounts included in the measurements of lease liabilities
Operating cash flows for Operating leases	$7,200	$-
Right of Use Assets obtained in exchange for new Lease Liabilities	$205	$-

F-33

Supplemental balance sheet information related to leases was as follows:

	December 31,
	2023	2022
Operating Leases
Right of Use Assets	$64,091	$-

Short term Lease liabilities	$21,404	$-
Long term Lease liabilities	$42,893	$-
Total Lease Liabilities	$64,297	$-

Weighted Average Remaining Lease Term (in years)	2.83	-

Weighted Average Discount Rate	15.50%	-

Maturities of lease liabilities were as follows at December 31, 2023:

December 31, 2023
2024	$29,017
2025	29,887
2026	17,823
Total lease payments	76,727
Less: Imputed interest	12,430
Total	$64,297

Note 14 Subsequent Events

Short-Term Convertible Notes

All the short-term convertible notes matured during the period of December 2023. The Company has not paid the amounts due including the principal and the accrued interest. However, in March 2024, the Company had converted the outstanding principal of $3,665,220 and the accrued interest till the date of conversion amounting to $276,233 into an aggregate of 965,568 preferred stock of the company.

Business Combination

On July 25, 2024, Scienture, Inc. (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”) with MEDS, MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of MEDS (“Merger Sub I”) and MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of MEDS, and (ii) the Company merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity.

Termination of Exclusive License and Commercial Agreement:

Scienture Inc. (Scienture) and Kesin had entered into two exclusive license commercial agreements where Scienture had granted Kesin the rights to commercialize the products. In March 2024, the parties have terminated the agreement, and the parties agreed that, Scienture shall pay Kesin a total gross amount of $1,285,000 upon commercialization of product via a royalty arrangement.

This agreement also requires that if the full $1,285,000 has not been repaid within two years of the early of i) commercial launch or ii) 120 days from FDA approval, then interest will accrue prospectively at a rate of 8% annually on unpaid balance. As of the date of issue of financial statements, the entire amount is outstanding.

Management has evaluated subsequent events through July 31, 2024, the date the financial statements were available to be issued.

F-34

Scienture Holdings, Inc. (FKA TRxADE HEALTH, Inc.)

Unaudited Pro Forma Financial Statements

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of the Scienture Holdings and Scienture LLC after giving effect to the acquisition of Scienture LLC by Scienture Holdings (the “Transaction”) and the adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of the Scienture Holdings and Scienture LLC as of June 30, 2024, have been prepared to reflect the effects of the Transaction as if it occurred on June 30, 2024. The unaudited pro forma combined statements of operations for Scienture Holdings and Scienture LLC for the six months ended June 30, 2024, combine the historical results and operations of the Scienture Holdings and Scienture LLC giving effect to the Transaction as if it occurred on January 1, 2024. The unaudited pro forma combined statements of operations for Scienture Holdings and Scienture LLC for the year ended December 31, 2023, combine the historical results and operations of the Scienture Holdings and Scienture LLC giving effect to the Transaction as if it occurred on January 1, 2023.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of Scienture Holdings and Scienture LLC and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

F-35

Unaudited Proforma Combined Balance Sheet as of June 30, 2024

	Scienture	Scienture	Pro Forma		Pro Forma
	Holdings	LLC	Adjustments		Combined
ASSETS
Current assets:
Cash	$7,719,993	$114,210	$-		$7,834,203
Accounts receivable, net	13,091	-	-		13,091
Inventory	6,439	-	-		6,439
Prepaid expenses	797,383	-	-		797,383
Notes receivable - related party	1,300,000	-	-		1,300,000
Other receivables	2,230,797	485	-		2,231,282
Deferred offering costs	69,444	-	-		69,444
Current assets of discontinued operations	7,297	-			7,297
Total current assets	12,144,444	114,695	-		12,259,139
Property plant and equipment, net	6,500	-	-		6,500
Deposits	22,039	-	-		22,039
Deferred offering costs	-	-	-		-
Goodwill	-	-	7,234,860	(a)	7,234,860
Intangible assets, net	-	-	76,400,000	(a)	76,400,000
Investments	2,500,000	-	-		2,500,000
Operating lease right-of-use assets	175,550	61,579	-		237,129
Total assets	$14,848,533	$176,273	$83,634,860		$98,659,667

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$726,266	$884,581	$-		$1,610,847
Accrued liabilities	500,454	1,198,822	-		1,699,276
Other current liabilities	5,441	-	-		5,441
Lease liability - current	32,608	22,567	-		55,175
Warrant liability	1,631,974	-	-		1,631,974
Current liabilities of discontinued operations	5,346				5,346
Total current liabilities	2,902,089	2,105,970	-		5,008,059
Long-term convertible notes, net of debt discount	-	1,734,661	-		1,734,661
Lease liability	160,996	39,319	-		200,315
Development agreement liability	-	1,285,000	-		1,285,000
Total liabilities	3,063,085	5,164,950	-		8,228,035

Stockholders’ equity (deficit):
			68	(a)
Preferred stock	-	337	(337	)(a)	68
Common stock	14	500	3	(a)	17
			(500	)(a)	-
Additional paid-in capital	38,290,315	10,835,257	78,646,113	(a)	116,936,428
			(10,835,257	)(a)	-
Accumulated deficit	(26,504,881)	(15,824,770)	15,824,770	(a)	(26,504,881)
Total stockholders’ equity	11,785,448	(4,988,676)	83,634,860		90,431,632
Total liabilities and stockholders’ equity	$14,848,533	$176,273	$83,634,860		$98,659,667

(a) To record the purchase price allocation of the pro forma acquisition, including the recognition of goodwill and intangible assets, purchase price consideration by the Scienture Holdings, and elimination of Scienture LLC’s equity.

F-36

Unaudited Proforma Combined Statement of Operations for the Six Months Ended June 30, 2024

	Scienture	Scienture	Pro Forma	Pro Forma
	Holdings	LLC	Adjustments	Combined

Revenues	$18,699	$-	$-	$18,699
Cost of sales	19,402	-	-	19,402
Gross profit	(703)	-	-	(703)

Operating expenses:
Wage and salary expense	534,644	-	-	534,644
Professional fees	688,689	-	-	688,689
Accounting and legal expense	510,755	-	-	510,755
Technology expense	138,289	-	-	138,289
Research and development	-	1,520,947	-	1,520,947
General and administrative	5,115,582	1,413,893	-	6,529,475
Termination fee	-	1,285,000	-	1,285,000
Total operating expenses	6,987,959	4,219,840	-	11,207,800
Operating loss	(6,988,662)	(4,219,840)	-	(11,208,503)

Non-operating income (expense):
Change in fair value of warrant liability	(895,021)	-	-	(895,021)
Interest and other income	103,952	11,931	-	115,883
Loss on disposal of asset	(374,968)	-	-	(374,968)
Interest expense	(103,464)	(227,905)	-	(331,369)
Total non-operating income (expense)	(1,269,501)	(215,974)	-	(1,485,475)
Net loss from continuing operations	(8,258,163)	(4,435,814)	-	(12,693,977)
Net income on discontinued operations	27,670,294	-	-	27,670,294
Net income/(loss)	$19,412,131	$(4,435,814)	-	$14,976,317

Net loss per common share from continuing operations
Basic	$(6.75)			$(8.37)
Diluted	$(6.75)			$(8.37)
Net income per common share from discontinued operations
Basic	$22.60			$18.25
Diluted	$19.02			$15.85
Net income/(loss)
Basic	$15.86			$9.88
Diluted	$13.35			$8.58
Weighted average common shares outstanding
Basic	1,224,337			1,515,892
Diluted	1,454,558			1,746,113

F-37

Unaudited Proforma Combined Statement of Operations for the Year Ended December 31, 2023

	Scienture	Scienture	Pro Forma	Pro Forma
	Holdings	LLC	Adjustments	Combined

Revenues	$8,272,214	$800,000	$-	$9,072,214
Cost of sales	5,673,957	-	-	5,673,957
Gross profit	2,598,257	800,000	-	3,398,257

Operating expenses:
Wage and salary expense	2,698,178	-	-	2,698,178
Professional fees	1,466,567	-	-	1,466,567
Accounting and legal expense	1,534,377	-	-	1,534,377
Technology expense	1,376,908	-	-	1,376,908
Research and development	-	2,029,812	-	2,029,812
General and administrative	2,785,633	719,398	-	3,505,031
Total operating expenses	9,861,663	2,749,210	-	12,610,873
Operating loss	(7,263,406)	(1,949,210)	-	(9,212,616)

Non-operating income (expense):
Change in fair value of warrant liability	(148,420)	-	-	(148,420)
Interest and other income	18,741	20,798	-	39,539
Goodwill impairment	(5,129,115)	-	-	(5,129,115)
Interest expense	(1,198,346)	(312,577)	-	(1,510,923)
Total non-operating income (expense)	(6,457,140)	(291,779)	-	(6,748,919)
Net loss from continuing operations	(13,720,546)	(2,240,989)	-	(15,961,535)
Net loss on discontinued operations	(4,123,028)	-	-	(4,123,028)
Net loss	$(17,843,574)	$(2,240,989)	$-	$(20,084,563)

Net loss per common share from continuing operations
Basic	$(17.96)			$(15.12)
Diluted	$(5.76)			$(5.97)
Net loss per common share from discontinued operations
Basic	$(5.40)			$(3.91)
Diluted	$(1.73)			$(1.54)
Net loss
Basic	$(23.35)			$(19.03)
Diluted	$(7.49)			$(7.51)
Weighted average common shares outstanding
Basic	764,058			1,055,613
Diluted	2,381,443			2,672,998

F-38

Note 1 – Description of Transaction and Basis of Presentation

Description of Transaction

The Transaction occurred pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), which was entered into and closed on July 25, 2024, by and among the Scienture Holdings, MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and Scienture LLC. Pursuant to the Merger Agreement, on July 25, 2024, (i) Merger Sub I merged with and into Scienture (the “First Merger”), with Scienture LLC continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) Scienture LLC merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity and Merger Sub II changed its name to “Scienture, LLC”.

As consideration for the Transaction, at the effective time of the First Merger (the “First Effective Time”), the shares of Scienture Holdings common stock issued and outstanding immediately prior to the First Effective Time were converted into the right to receive, in the aggregate, (i) 291,536 shares of Scienture Holdings’ common stock, par value $0.00001 per share representing 19.99% of the number of shares of Scienture Holdings’ common stock issued and outstanding immediately prior to the First Effective Time, and (ii) 6,826,713 shares of the Series X Preferred Stock, each share of which is convertible into one share of Scienture Holdings’ common stock.

Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited proforma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transaction was accounted for as a business acquisition wherein Scienture LLC is the accounting acquiree and Scienture Holdings is the accounting acquirer.

Note 2 – Consideration Transferred

Scienture Holdings issued 291,536 shares of its common stock and 6,826,713 shares of Series X Preferred Stock in connection with the Transaction. The total fair value of the initial purchase price consideration associated with the Transaction was determined as follows:

Common stock issued	$3,221,245
Preferred stock issued	75,424,939
Total purchase price	$78,646,184

The following table shows the preliminary allocation of the purchase price for Scienture LLC to the acquired net identifiable assets and pro forma goodwill:

Assets acquired	$176,273
Goodwill	7,234,860
Intangible assets	76,400,000
Liabilities assumed	(5,164,950)
$78,646,184

Scienture Holdings recorded $7,234,860 in pro forma goodwill representing the remaining excess purchase price of the fair value of net assets acquired and liabilities assumed. The pro forma intangible assets acquired consist of developed technology and the related intellectual property and of the Company’s products. The Company is currently assessing whether the assets are indefinite-lived such as in-process research and development assets, or whether they will begin amortization upon commercialization.

The purchase price allocation of intangible assets was evaluated under ASC 805. The identified intangible assets were determined to be product technologies, and were valued accordingly by each product candidate:

Product Candidate	Fair Value
SCN-102	$23,600,000
SCN-104	25,000,000
SCN-106	15,000,000
SCN-107	12,800,000
$76,400,000

The fair value of the product technologies was determined by the Income Approach: Multi-Period Excess Earnings Methods (“MPEEM”). The MPEEM measures economic benefits by calculating the cash flows attributable to an asset after deducting appropriate returns for contributory assets used by the business in generating the asset’s revenue and earnings. The MPEEM utilized revenue and cash flow projections through 2030 based on each product candidate’s phase of development.. Key assumptions include a 2% long-term revenue growth rate and 3% contributory asset charge rate. The Company discounted the expected future cash flows at a 53.0% rate of return, equal to the WACC plus 10%, to reflect the risk of the cash flows related to the product technologies. The Company then summed the present values of the estimated future cash flows and included an amortization tax benefit to the value indication of each of the product technologies.

F-39

Prospectus

2,643,421 Shares of Common Stock

[●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount Paid or to Be Paid
SEC registration fee	$1,223
Legal fees and expenses	$25,000
Accounting fees and expenses	$20,000
Printing fees and expenses	$5,000
Total	$51,223

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. All amounts are estimates except the SEC registration fee.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board of Directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Pursuant to the Company’s Certificate of Incorporation:

●	A director of the Company shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under the DGCL as the same exists or may hereafter be amended; and

●	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of, and advancement of expenses to, such agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

II-1

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our amended and Certificate of Incorporation, our amended and restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we are not obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The Company also maintains directors’ and officers’ insurance to insure such persons against certain liabilities. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company has sold the following securities that were not registered under the Securities Act and that were offered and sold pursuant to the exemptions from registration under the Securities Act:

II-2

2022 SPA

On October 4, 2022, the Company entered into a Securities Purchase Agreement (the “2022 SPA”) with an institutional investor. The 2022 SPA provided for the sale and issuance by the Company of an aggregate of: (i) 920,000 shares of the Company’s Common Stock (61,334 shares after the effect of the 1:15 reverse stock split on June 21, 2023), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 601,740 shares of common stock (40,116 shares after the effect of the 1:15 reverse stock split) (the “Shares”), and (iii) private placement warrants (the “Private Placement Warrants”) to purchase up to 2,663,045 shares of common stock (177,537 shares after the effect of the 1:15 reverse stock split). The offering price per Share was $1.15 and the offering price per Pre-Funded Warrant was $1.14999. The Company received approximately $1.750 million in proceeds and paid approximately $0.205 million in commissions and legal fees related to the transaction. The Private Placement Warrants were sold in a concurrent private placement.

In January 2023, the investor executed the Pre-Funded Warrants and purchased 601,740 shares of common stock (40,116 shares after the effect of the 1:15 reverse stock) with a purchase price of $6.02.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Common Stock Purchase Agreement

In the first quarter of 2023, we issued 50,000 shares of common stock to White Lion Capital, LLC in connection with the termination of the common stock purchase agreement dated September 7, 2022, as amended on September 12, 2022. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Superlatus Merger Agreement

On July 14, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Superlatus Merger Agreement”) with Superlatus, Inc. (“Superlatus”) and Foods Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”). On July 31, 2023, the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the Merger Agreement (the “Merger”). Under the terms of the Merger Agreement, at the closing of the Merger (the “Closing”), shareholders of Superlatus received in aggregate 136,441 shares of common stock of the Company and 306,855 shares of Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with a conversion ratio of one to one hundred. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $225,000,169.

Not all of the closing conditions of the Merger Agreement were met. As a result, the Company entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Amendment”) on January 8, 2024. Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to the aggregate of 136,441 shares of common stock of the Company and 15,759 shares of Company’s Series B Preferred Stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $12,500,089. Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock. In March 2024 the Company divested of its interest in Superlatus.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

2023 SPA

On October 4, 2023, the Company entered into a Securities Purchase Agreement (the “2023 SPA”) with Hudson Global Ventures, LLC (“Hudson”). Under the terms of the 2023 SPA, the Company agreed to sell, and Hudson agreed to purchase, 290 shares of Series C Preferred Stock (the “Purchased Shares”) at a price of $1,000 per share and a warrant to purchase up to 41,193 shares of common stock. Additionally, pursuant to the 2023 SPA, 40,000 shares of common stock were issued to Hudson upon closing for a commitment fee. The Company received $250,000 in exchange for the Purchased Shares, common stock, and warrants, net of issuance costs.

On July 12, 2024, the Company converted the 290 Purchased Shares into 52,158 shares of common stock at the election of the holder.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

II-3

Scienture Merger Agreement

On July 25, 2024, the Company, entered into and closed an Agreement and Plan of Merger (the “Scienture Merger Agreement”) with MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Scienture, Inc., a Delaware corporation (“Scienture”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into Scienture (the “First Merger”), with Scienture continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) Scienture merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity.

As consideration for the Mergers, at the effective time of the First Merger (the “First Effective Time”), the shares of Scienture common stock issued and outstanding immediately prior to the First Effective Time were converted into the right to receive, in the aggregate, (i) 291,536 shares of the Company’s common stock and (ii) 6,826,713 shares of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.00001 per share (the “Series X Preferred Stock”), each share of which was convertible into one share of common stock.

On September 20, 2024, all shares of Series X Preferred Stock were converted into a total of 6,826,753 shares of common stock.

Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

August 2024 Note and Warrants

In August 2024, the Company issued a convertible note of $360,000, for which the Company received $314,000 in net proceeds. The Conversion Price is the lesser of i) $8.36 or (ii) 85% of the lowest volume-weighted average prices of the preceding five trading days. The note matures on August 20, 2025. In connection with the note, the Company issued 76,923 warrants to purchase common stock. The warrants have an exercise price of $9.36 per share, are immediately exercisable and have a term of 5 years. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

2024 Warrant Exercises

In August 2024, the Company issued 28,571 shares of common stock pursuant to the exercise of warrants on a cashless basis. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

Common Stock Issued for Services

During the nine months ended September 30, 2024, the Company issued 490,698 shares of common stock for services. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

November 2024 Commitment Fee Shares

On November 22, 2024, we issued 55,000 shares of common stock pursuant to the Securities Purchase Agreement. On November 25, 2024, we issued 70,000 shares of common stock pursuant to the ELOC Purchase Agreement. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

ELOC Drawdowns

On March 7, 2025, we issued 800,000 shares of common stock pursuant to the ELOC Purchase Agreement. On March 18, 2025, we issued an additional 2,000,000 shares of common stock pursuant to the ELOC Purchase Agreement. Such issuances were made in reliance on the exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.

II-4

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated July 25, 2024, by and among the Company, MEDS Merger Sub I, Inc., MEDS Merger Sub II, LLC, and Scienture, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on July 31, 2024).

3.1	Second Amended and Restated Certificate of Incorporation of the Company, as amended through September 20, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed on November 6, 2024).

3.2	Amended and Restated Bylaws of the Company, as amended through March 24, 2022 (incorporated by reference to Exhibit 3.2 of the Company’s Form 10-Q filed on November 6, 2024).

3.3	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 26, 2023).

3.4	Certificate of Designation of Preference, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 31, 2024).

5.1	Opinion of Dykema Gossett PLLC.

10.1#	Form of Indemnification Agreement entered into with certain directors and officers (incorporated by reference to Exhibit 10.1 of the Company’s Form 10-K filed on March 22, 2019).

10.2#	Employment Agreement with Prashant Patel dated March 1, 2021 and effective March 31, 2024 (incorporated by reference to Exhibit 6.7 of the Company’s Form 1-A/A filed on November 6, 2024).

10.3#	Employment Agreement with Surendra Ajjarapu dated April 14, 2020 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on April 16, 2020).

10.4#	First Amendment to Employment Agreement with Surendra Ajjarapu dated May 5, 2020 and effective April 14, 2020 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on May 7, 2020).

10.5#	Second Amendment to Employment Agreement with Mr. Ajjarapu dated August 29, 2022 and effective September 1, 2022 (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on September 1, 2022).

10.6#	Third Amendment to Employment Agreement with Surendra Ajjarapu dated January 17, 2023 and effective September 1, 2022 (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on January 20, 2023).

10.7#	Second Amended and Restated Trxade Group, Inc. 2019 Equity Incentive Plan, as amended through September 20, 2024 (incorporated by reference to Exhibit 10.7 of the Company’s Form S-1 filed on December 3, 2024).

10.8	Amended and Restated Agreement and Plan of Merger, dated July 14, 2023, between the Company, Foods Merger Sub, Inc., and Superlatus Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on July 14, 2023).

10.9	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger by and between the Company, Superlatus Inc. and Foods Merger Sub Inc., dated January 8, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 11, 2024).

10.10	Asset Purchase Agreement between Trxade, Inc., Micro Merchant Systems, Inc. and the Company (for the limited purposes identified therein), dated February 16, 2024 (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on February 16, 2024).

10.11	Subscription Agreement, dated February 29, 2024 between Trxade, Inc. and Lafayette Energy Corp. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on March 6, 2024).

II-5

10.12	Stock Purchase Agreement, dated March 5, 2024 between the Company and Superlatus Foods Inc. (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on March 6, 2024).

10.13	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on July 31, 2024).

10.14#	Consulting Agreement, dated July 25, 2024, by and between the Company and Surendra K. Ajjarapu (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on July 31, 2024).

10.15#	Consulting Agreement, dated July 25, 2024, by and between the Company and Prashant Patel (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on July 31, 2024).

10.16	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on July 31, 2024).

10.17	Assignment and Assumption of Membership Interests – Integra Pharma Solutions, LLC, dated October 4, 2024, by and between the Company and Softell Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form 10-Q filed on November 6, 2024).

10.18+	Purchase Agreement, dated November 25, 2024, between the Company and Arena Business Solutions Global SPC II, Ltd (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K filed on November 26, 2024).

10.19+	Securities Purchase Agreement, dated November 22, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on November 26, 2024).

10.20	Form of 10% Original Issue Discount Secured Convertible Debenture (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on November 26, 2024).

10.21+	Security Agreement, dated November 25, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed on November 26, 2024).

10.22	Guarantee Agreement, dated November 25, 2024, between Scienture, LLC and the Arena Investors (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K filed on November 26, 2024).

10.23	Registration Rights Agreement, dated November 25, 2024, between the Company and the Arena Investors (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on November 26, 2024).

II-6

10.24	First Amendment of Loan and Security Agreement, dated November 22, 2024, between the Company, NVK Finance, LLC, Scienture, LLC, Srivatsav, LLC, and Shankar Hariharan (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K filed on November 26, 2024).

10.25+	Master Services Agreement, dated October 29, 2024, by and between the Company and Anthem Biosciences Pvt. Ltd. (incorporated by reference to Exhibit 10.25 of the Company’s Form S-1/A filed on January 14, 2025).

10.26+	Exclusive Commercial and Supply Agreement dated March 4, 2025, by and between Scienture, LLC and Summit Biosciences Inc. (incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, filed on March 10, 2025).

10.27	Consulting Agreement dated March 17, 2025, by and between Scienture Holdings, Inc. and Draper, Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on March 21, 2025).

16.1	Letter from MaloneBailey, LLP to the Securities and Exchange Commission dated September 14, 2023 (incorporated by reference to Exhibit 16.1 of the Company’s Form 8-K, filed on September 14, 2023).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s Form 10-K filed on March 26, 2025).

23.1	Consent of CM3 Advisory.

23.2	Consent of Suri & Co.

23.3	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page of the Registration Statement).

101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107	Filing Fee Table

*	To be filed by amendment.
#	Represents management compensation plan, contract or arrangement.
+	Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon request.

II-7

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on the fourth day of April 2025.

SCIENTURE HOLDINGS, INC.

By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Surendra Ajjarapu	Chief Executive Officer	April 4, 2025
Surendra Ajjarapu	(Principal Executive Officer)

/s/ Eric Sherb	Chief Financial Officer	April 4, 2025
Eric Sherb	(Principal Financial and Accounting Officer)

/s/ Donald G. Fell	Director	April 4, 2025
Donald G. Fell

/s/ Mayur Doshi	Director	April 4, 2025
Mayur Doshi

/s/ Subbarao Jayanthi	Director	April 4, 2025
Subbarao Jayanthi

/s/ Shankar Hariharan	Director	April 4, 2025
Shankar Hariharan

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